EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
PLAYERS NETWORK

We consent to the incorporation by reference in the Registration Statement No, 333-140050 on Form S-8 of Players Network, relating to our audit of the consolidated financial statements of Players Network included in the Annual Report on Form 10-KSB of Players Network for the year ended December 31, 2007 and 2006.

/s/ Weaver & Martin, LLC
Weaver & Martin, LLC
Certified Public Accountants

Kansas City, Missouri
Date: April 14, 2008